UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 23, 2008
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Date of Report
(Date of Earliest Event Reported)

IMAGING DIAGNOSTIC SYSTEMS, INC.

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(Exact name of registrant as specified in its charter)

Florida	0-26028	22-2671269

(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification Number)

5307 NW 35th TERRACE
FORT LAUDERDALE, FL 33309
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(Address of principal executive offices)

(954) 581-9800
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(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act. (17 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act. (17 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On October 23, 2008, Imaging Diagnostic Systems, Inc. (the “Company”) entered into an Amendment Agreement (the “Amendment”) with an unaffiliated third party, Whalehaven Capital Fund Limited (“Whalehaven” or “Purchaser”).  This Amendment relates to the Securities Purchase Agreement dated as of August 1, 2008, between the Company and Purchaser (the "Purchase Agreement"), and the 8% Senior Secured Convertible Debenture due August 1, 2009, in the principal amount of $400,000 issued by the Company to Purchaser pursuant to the Purchase Agreement (the "Debenture").

The Amendment provides that the minimum conversion price shall be $.013 per share and that the contemplated second closing for another $400,000 debenture has been abandoned.  Consequently, no debenture or warrants shall be issued beyond the securities issued in connection with the First Closing, as the total facility amount is limited to $400,000.  Whalehaven’s related option to purchase an additional $1.2 million debentures, as described in our Form 8-K filed August 5, 2008, has been terminated.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02  Unregistered Sales of Equity Securities.

The information provided in Item 1.01 is incorporated by reference into this Item 3.02.

Item 9.01   Financial Statements and Exhibits

(c) Exhibits

10.92	Amendment Agreement by and between Imaging Diagnostic Systems, Inc. (the “Company”) and Whalehaven Capital Fund Limited ("Whalehaven", or the "Holder") dated as of October 23, 2008.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGING DIAGNOSTIC SYSTEMS, INC.

Dated:  October 23, 2008

/s/ Allan L. Schwartz

By: Allan L. Schwartz
Executive Vice President and
Chief Financial Officer